                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





        Date of Report (Date of earliest event reported) August 21, 2000



                        INTEGRATED SECURITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



          DE                                           1-11900                                  75-2422983
(State or other jurisdiction                  (Commission File Number)             (I.R.S. Employer Identification No.)
   of incorporation)




         8200 SPRINGWOOD DRIVE, SUITE 230, IRVING, TX                                              75063
           (Address of principal executive offices)                                             (Zip Code)


      Registrant's telephone number, including area code                                      (972) 444-8280



         (Former name or former address, if changed since last report.)


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Item 5.       Other Events.

         INTEGRATED SECURITY SYSTEMS, INC. ANNOUNCES MANAGEMENT CHANGES

Irving, TX - August 21, 2000 - Integrated Security Systems, Inc. (Nasdaq Symbol:
IZZI) today announced that Gerald K. Beckmann has resigned as President, CEO and Director but will remain active with the Company as a consultant. The board of directors appointed Mr. CA Rundell, Jr. as the new IZZI Chief Executive Officer in addition to his current position as Chairman of the board. The board also appointed Mr. John Jenkins to the board seat vacated by Mr. Beckmann.

From January 1995 to July 1999, Mr. Jenkins served as Chairman, Chief Executive Officer and President of TAVA Technologies Inc., a systems integrator providing sophisticated IT solutions to manufacturing and process industries from 16 locations across the U.S. In July 1999, Real Software, a Belgian IT service and software provider, acquired TAVA. Mr. Jenkins continued as CEO and President of the U.S. operations, Real Enterprise Solutions, until June 2000. Prior to TAVA, Mr. Jenkins was President of Morgan Technical Ceramics, Inc, and Vice President and General Manager of the Structural Ceramic Division of Coors Ceramic Company, a subsidiary of Adolph Coors Company. Mr. Jenkins holds a Bachelor of Science degree in Mechanical Engineering from the University of Washington and a Juris Doctor degree from the University of Denver, Denver, Colorado.

"We are very pleased to have Mr. Jenkins join our board," said Mr. Rundell, IZZI Chairman and CEO. "John is an experienced senior manager who took TAVA from a regional to a national presence while growing revenues from approximately $10 million to $100 million in four years. Since John has extensive experience with sophisticated systems integration and software products, we have asked him to undertake a special board assignment focusing on Intelli-Site NT initiatives."

Intelli-Site NT is a multi-industry software integration platform developed and marketed by Intelli-Site, Inc., a wholly owned subsidiary of IZZI.

Headquartered in Irving, Texas, IZZI is a high technology company that designs, develops and markets security software to the commercial, industrial and governmental marketplaces. IZZI's Intelli-Site NT provides users with a software solution that integrates existing subsystems from multiple vendors without incurring the additional costs associated with upgrades or replacement. Intelli-Site NT features a user-defined graphics interface that controls various security devices within one or multiple facilities.

IZZI is also a leading provider of traffic control and safety systems within the road and bridge and perimeter security gate industries. In addition, IZZI designs, manufacturers and distributes automatic gates for highway railroad crossings including FHWA accepted safety barrier gates that are designed to prevent vehicular intrusion onto railroad crossings.

IZZI conducts its design, development, manufacturing and distribution activities through two wholly owned subsidiaries: Intelli-Site, Inc. and B&B Electromatic, Inc.

This information contains certain forward-looking statements. It is important to note that IZZI's actual results could differ materially from those projected by such forward-looking statements. Important factors that could cause actual results to differ materially from those projected in the forward-looking statements include, but are not limited to, the following: operations may not improve as projected, new products may not be accepted by the marketplace as anticipated, or new products may take longer to develop than anticipated.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Integrated Security Systems, Inc.
                                        ---------------------------------
                                        (Registrant)



August 25, 2000                         /s/ C. A. Rundell, Jr.
---------------                         -----------------------
(Date)                                  C. A. Rundell, Jr.
                                        Chairman and CEO


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